Exhibit 10.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT No. 1 to RANBAXY — EPIRUS LICENSE AGREEMENT

This Amendment No. 1, dated as of 09 September, 2014 (the “Amendment Effective Date”), to the License Agreement (as defined below), by and between Epirus Switzerland GmbH, a Swiss corporation having its principal place of business at Alpenstrasse 15, 6304 Zug, Switzerland (“Epirus”) and Ranbaxy Laboratories Limited, an Indian company having its Registered Office at A-41, Industrial Area Phase VIII-A, Sahibzada Ajit Singh Nagar, Mohali - 160 071, Punjab, India, and its Corporate Office at Plot No. 90 Sector 32, Gurgaon — 122 001, Haryana, India (“Ranbaxy”).

RECITALS:

WHEREAS, Epirus and Ranbaxy are parties to the License Agreement dated January 3, 2014 (such agreement, the “License Agreement”; capitalized terms defined in the License Agreement shall have the same meanings when used in this Amendment), pursuant to which Epirus has designated Ranbaxy as its exclusive licensee for Epirus’ BOW015 Product in the Territory, on the terms and conditions stated therein;

WHEREAS, the Parties have each [***] under the License Agreement pursuant to (in the case of Epirus) its [***], and (in the case of Ranbaxy) its [***], which the Parties are [***], the concurrent entry into this Amendment and the final Product Supply Agreement; and

NOW THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows.

1.                                      Amendment of Royalty Rate under the License Agreement. In accordance with Section 16.6 of the License Agreement, the Parties hereby agree to amend the License Agreement, effective as of the Amendment Effective Date, by deleting the second sentence of Section 8.4(a) of the License Agreement in its entirety and replacing it with the following:

“Ranbaxy shall pay to Epirus non-creditable, non-refundable royalties on a country-by-country and Product-by-Product basis on aggregate annual Net Sales of all Products in the Territory as follows:

(I)                                   During the period in which Product supply is being provided by Reliance under the terms and conditions of the initial Supply Agreement (such period, the “Initial Reliance Supply Agreement Period”), the royalty rate shall be:

a.              [***] percent ([***]%) for annual Net Sales up to and including the amount of such Net Sales equal to Ranbaxy’s Forecasted Quantities (as defined in Exhibit 6.2 of License Agreement) for such year; and

b.              [***] percent ([***]%) for annual Net Sales in excess of such Forecasted Quantities; and

(II)                              During the period in which Product supply is being provided either by Reliance under an amended supply agreement, or an alternative manufacturer, in either case, subject to Parties agreeing to terms and conditions which are more favourable to both Parties than the existing Reliance Manufacturing and Supply Agreement, dated as of 14 May 2014 (the “Reliance Manufacturing Agreement”), the Parties shall [***] percent ([***]%) flat rate, including against annual net sales in excess of any Forecasted Quantities.

Provided that, with respect to the royalty rate in the [***] during either the Initial Reliance Supply Agreement Period or thereafter, [***] that would permit [***] in the [***] prior to the [***] by Ranbaxy in the [***].”

2.                                      Suspension of Clause [***] Sales Shortfall [***].  Epirus and Ranbaxy hereby agree that the performance measure of the sales forecast (as given in Exhibit 6.2) and [***] will only be triggered for any country in the Territory after Regulatory Approval of the Product in all indications as approved for the innovator product (RemicadeTM of Johnson & Johnson or its licensee) in such country.

3.                                      Further Assurances; No Further Changes. Each Party shall perform all further acts and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Amendment. With the exception of those sections of the License Agreement that are expressly amended by this Amendment, the remainder of the License Agreement shall remain in full force and effect as provided therein.

4.                                      Counterparts; Facsimile Execution. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

[Signature Page Follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

For and on behalf of		For and on behalf of

EPIRUS SWITZERLAND GMBH		RANBAXY LABORATORIES LIMITED

Signature :	/s/ Amit Munshi	Signature :	/s/ Sanjeev Dani

Name :	Amit Munshi	Name :	Sanjeev I. Dani

Title :	Director	Title :	EVP & Head — Global Strategy

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.